Exhibit 10.1.2

SECURITY AND PLEDGE AGREEMENT

SECURITY AND PLEDGE AGREEMENT (this “Agreement”), dated as of March 29, 2007, by and among CALPINE CORPORATION, a Delaware corporation (the “Borrower”), each of the direct and indirect domestic subsidiaries of the Borrower signatory hereto (together with the Borrower, the “Grantors”), each a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, and CREDIT SUISSE, as collateral agent (in such capacity and including any successors, the “Collateral Agent”) for the Secured Parties referred to below.

WITNESSETH

WHEREAS, pursuant to the Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007 (the “Credit Agreement”; unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement), among the Borrower, the lenders from time to time party thereto (collectively, the “Lenders”), and CS, in its capacity as administrative agent (in such capacity, the “Administrative Agent”), the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and conditions set forth therein;

WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement;

WHEREAS, it is a condition precedent to the obligations of the Lenders that the Grantors shall have granted a security interest in, and a Lien on, (x) pursuant to Section 364(c)(2) of the Bankruptcy Code, all present and after acquired property of the Debtors not subject to a valid, perfected and non-avoidable lien or security interest in existence on the Petition Date or to a valid Lien in existence on the Petition Date that is perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code including, without limitation, all cash and cash equivalents maintained in the L/C Cash Collateral Account, (y) pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected junior Lien on, and security interest in, all present and after-acquired property of the Debtors that is otherwise subject to a valid, perfected and non-avoidable Lien or security interest in existence on the Petition Date or a valid Lien in existence on the Petition Date that is perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code and (z) to the extent applicable, pursuant to Section 364(d) of the Bankruptcy Code, a perfected first priority priming Lien on, and security interest in, all present and after-acquired property of the Debtors that is subject to the replacement liens granted pursuant to and under the Cash Collateral Order in respect of the Calpine Second Lien Debt (as defined in the Cash Collateral Order), which security interests and Liens in favor of the Agent

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shall be senior to such replacement liens, in each case as more fully set forth in the DIP Refinancing Order;

WHEREAS, pursuant to the terms of the Credit Agreement, the Grantors are permitted to enter into Eligible Commodity Hedging Agreements that are permitted to be ratably secured by the Liens and security interests which secure the Obligations under the Credit Agreement;

WHEREAS, the grant of the foregoing security interest, pledge and lien has been authorized pursuant to Sections 364(c)(2). 364(c)(3) and 364(d) of the Bankruptcy Code by the DIP Refinancing Order;

WHEREAS, to supplement the DIP Refinancing Order without in any way diminishing or limiting the effect of such order or the security interest and Lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest and lien; and

WHEREAS, this Agreement has been approved by the DIP Refinancing Order;

NOW, THEREFORE, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of (w) the Collateral Agent and the Lenders, (x) the Lenders and affiliates thereof which (i) are counterparties to Specified Swap Agreements with the Borrower permitted under the Credit Agreement and (ii) comply with Section 15(h), (y) each Person which (i) is a counterparty to any Eligible Commodity Hedging Agreement permitted under the Credit Agreement and (ii) complies with Section 15(h) and (z) holders of Cash Management Obligations (collectively, the “Secured Parties”), as follows:

SECTION 1. Defined Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement and the following terms shall have the following meanings:

“Act of Required Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the Required Debtholders

“Additional Obligations” has the meaning set forth in Section 15(h)(ii)(A).

“Collateral” has the meaning set forth in Section 2.

“Discharge of Obligations” means the occurrence of all of the following:

(a)      termination or expiration of all commitments of the Lenders to extend credit that would constitute Obligations;

(b)          payment in full in cash and discharge of the principal of and interest and premium (if any) on all Obligations (other than any undrawn letters of credit);

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(c)          termination, expiration or cash collateralization of all outstanding letters of credit issued under a Secured Debt Document; and

(d)          without duplication, payment in full in cash and discharge of all other Obligations, other than any inchoate indemnity obligations that expressly survive the termination of the underlying Secured Debt Documents).

“Equally and ratably” means, in reference to sharing of Liens granted to the Collateral Agent, for the benefit of the Secured Parties, or proceeds thereof as between holders of Obligations, that such Liens or proceeds will be allocated and distributed to the applicable Secured Debt Representative for each outstanding Series of Debt, for the account of the holders of such Series of Debt, ratably in proportion to the Obligations (including principal of, interest and premium (if any) on, loans and reimbursement obligations (contingent or otherwise) with respect to letters of credit (if any) outstanding (whether or not drawings have been made under such letters of credit) and Hedging Obligations) under each outstanding Series of Debt when the allocation or distribution is made (it being expressly understood and agreed that, for purposes of determining “equally and ratably”, there shall be no double counting of the face amount of any letter of credit or any reimbursement obligation arising from a drawing thereunder, on the one hand, and any Secured Debt or commitments to fund Secured Debt to acquire a participating interest in any letter of credit or reimbursement obligation thereunder, on the other hand).

“Hedge Agreement” shall mean any Eligible Commodity Hedging Agreement or Specified Swap Agreement, as applicable.

“Hedge Outstanding Amount” shall mean, for any Hedge Agreement on any date of determination, an amount determined in good faith by the applicable Secured Debt Representative equal to: (a) in the case of a Hedge Agreement documented pursuant to a Master Agreement, the amount, if any, that would be or is payable by the applicable obligor to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement were being terminated early on such date of determination due to a “Termination Event”, “Event of Default”, “Additional Event of Default”, or “Additional Termination Event”, (ii) the obligor party thereto were the sole “Affected Party,” and (iii) the applicable Secured Debt Representative were the sole party determining such payment amount (with the applicable Secured Debt Representative making such determination reasonably in accordance with the provisions of the above-described Master Agreement); (b) in the case of a Hedge Agreement traded on a national exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable Secured Debt Representative based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the obligor party to such Hedge Agreement reasonably determined by the applicable Secured Debt Representative as the amount, if any, by which (i) the present value of the future cash flows to be paid by the applicable obligor exceeds (ii) the present value of the future cash flows to be received by such obligor pursuant to such Hedge Agreement; capitalized terms used in this definition and not otherwise defined in this definition or this Agreement shall have the respective meanings set forth in the above described Master Agreement or other document governing such Hedge

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Agreement. For the avoidance of doubt, any calculation of a Hedge Outstanding Amount in respect of an Eligible Commodity Hedging Agreement involving the purchase of fuel or the sale of power shall include, without limitation, consideration of the contractual value of any fuel or power, as applicable, which has been delivered on or before the date of the relevant calculation, but for which payment has not been made by the buyer of such fuel or power.

“Joinder” means an agreement substantially in the form of Annex 2.

“Lien Sharing and Priority Confirmation” means, as to any Series of Debt, the written agreement of the holders of such Series of Debt, as set forth in the credit agreement, hedging agreement or other agreement governing such Series of Debt, for the enforceable benefit of all holders of each existing and future Series of Debt:

(a)          that all Obligations will be and are secured equally and ratably by all Liens granted to the Collateral Agent, for the benefit of the Secured Parties, at any time granted by any Grantor to secure any Obligations in respect of any Series of Debt whether or not upon property otherwise constituting collateral to such Series of Debt and that all Liens will be enforceable by the Collateral Agent for the benefit of all holders of Obligations equally and ratably;

(b)          that the Secured Debt Representative and the holders of Obligations in respect of such Series of Debt are bound by the provisions of this Agreement; and

(c)          consenting to and directing the Collateral Agent to perform its obligations under this Agreement.

“Master Agreement” means any Master Agreement published by the International Swap and Derivatives Associations, Inc.

“Required Debtholders” means, at any time, the holders of more than 50% of the sum of:

(a)          the aggregate outstanding principal amount of the Obligations (including outstanding letters of credit (unless cash collateralized) whether or not then available or drawn, but excluding obligations under Hedge Agreements); and

(b)	the aggregate Hedge Outstanding Amount under the Hedge Agreements.

For purposes of this definition, (a) Obligations registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower will be deemed not to be outstanding and neither the Borrower nor any Affiliate of the Borrower will be entitled to vote to direct the relevant Secured Debt Representative, and (b) votes will be determined in accordance with the provisions of Section 23.

“Secured Debt” means:

(a)	Obligations under the Credit Agreement; and

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(b)          to the extent issued or outstanding, any other Indebtedness (including Obligations under Hedge Agreements) that is secured equally and ratably with the Obligations under the Credit Agreement that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that in the case of any Obligations referred to in this clause (b), the holder of such Obligation complies with Section 15(h).

“Secured Debt Default” means, with respect to any Series of Debt, any event or condition which, under the terms of any credit agreement, indenture, Hedge Agreement or other agreement governing such Series of Debt, causes, or permits holders of Obligations outstanding thereunder to cause, the Obligations outstanding thereunder to become immediately due and payable. For the avoidance of doubt, an “Event of Default” (as defined in the Credit Agreement) shall constitute a Secured Debt Default with respect to the Series of Debt evidenced by the Credit Agreement.

“Secured Debt Documents” means, collectively, the Loan Documents and the Hedge Agreement or other agreement governing each other Series of Debt and the Security Documents.

“Secured Debt Representative” means:

(a)          in the case of the Obligations under the Credit Agreement or any Specified Swap Agreement, the Administrative Agent; or

(b)          in the case of any other Obligations under a Hedge Agreement, the counterparty to such Hedge Agreement.

“Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation, the DIP Refinancing Order and all security agreements, pledge agreements, collateral assignments, mortgages, depositary agreements, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Borrower or any other Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 22.

“Series of Debt” means, severally, (1) the Obligations under the Credit Agreement and each Specified Swap Agreement, and (2) the Obligations under each other Hedge Agreement.

“Specified Swap Agreement” means any interest rate Swap Agreement entered into by the Borrower or any Lender or affiliate thereof.

SECTION 2. Grant of Security and Pledge. Each of the Grantors hereby grants and pledges to the Collateral Agent, for its benefit and the ratable benefit of the Secured Parties, a perfected Lien on and security interest in all of each Grantor’s right, title and interest in and to

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the following (the “Collateral”), which Lien and security interest shall be subject to the priorities set forth in the DIP Refinancing Order:

(a)       all present and future Accounts (as defined in the New York UCC), including without limitation, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, and all rights now or hereafter existing in and to all obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (any and all of such accounts, chattel paper, instruments, deposit accounts, letter of credit rights, general intangibles and other obligations, to the extent not referred to in clauses (d) and (f) below, collectively, the “Accounts”); provided that accounts established to hold taxes collected for the benefit of any taxing authorities, trust accounts and payroll accounts shall not constitute Accounts and shall not be pledged hereunder;

(b)      all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor’s business or processed by or on behalf of any Grantor (collectively, the “Inventory”);

(c)       all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, vehicles, vessels, and all other goods and equipment of every type and description (other than inventory) and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is a part of any of the foregoing, in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the “Equipment”);

(d)      all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than the Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles and payment intangibles, but excluding avoidance causes of action under Chapter 5 of the Bankruptcy Code; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill, registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials (in each case, to the extent the same are assignable by such Grantor under applicable law); all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in

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connection with any of the Patents and Trademarks or such other Person’s names or marks, whether such Grantor is a licensor or licensee under any such license agreement but, in each case, only to the extent such license agreements are assignable by such Grantor under applicable law without the consent of the licensor thereunder), and other contracts and contract rights (to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder); all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder); all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all commercial tort claims, including, but not limited to, those commercial tort claims listed on Schedule 5; all deposit accounts (general or special) with any bank or other financial institution (other than payroll and trust accounts); all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, letter of credit rights, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the “General Intangibles”);

(e)       all chattel paper (including tangible paper and electronic chattel paper), all documents, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by any of the Grantors;

(f)       all property or interests in property now or hereafter acquired by any of the Grantors and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated (including, without limitation, all (A) securities, whether certificated or uncertificated, (B) security entitlements, (C) securities and deposit accounts (including without limitation, the Concentration Account but not accounts established to hold taxes collected for the benefit of any taxing authorities, trust accounts or payroll accounts), (D) commodity contracts and (E) commodity accounts), warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the L/C Cash Collateral Account and the Concentration Account); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

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(g)      all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress, all of the foregoing being herein referred to as the “Trademarks”);

(h)      (i) all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof; and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (all of the foregoing being herein referred to as the “Patents”);

(i)       all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 hereto and all renewals and extensions thereof and all licenses thereof (in each case, to the extent assignable by such Grantor under applicable law without the consent of other parties thereunder) (all of the foregoing being herein referred to as the “Copyrights”);

(j)       all books, records, ledger cards and other property at any time evidencing or relating to the Collateral;

(k)      all investment property, including without limitation, (i) all of the shares of capital stock owned by each Grantor, as applicable, listed on Schedule 4 hereto of the issuers listed thereon (individually, an “Issuer,” and collectively, the “Issuers”) and all shares of capital stock or ownership interests of any Issuer obtained in the future by such Grantor and the certificates representing or evidencing all such shares or ownership interests (the “Pledged Shares”); (ii) all other property which may be delivered to and held by the Collateral Agent in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to Section 9 below, all dividends, cash, instruments and other

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property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii) (the items referred to in clauses (i) through (iv) being collectively called the “Pledged Collateral”);

(l)       all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired;

(m)     all other investment property to the extent not otherwise referred to in this Section 1 in which any of the Grantors has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest, distributions, value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto; and

(n)      all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and to the extent not otherwise included, all (i) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral; and (ii) cash;

; provided, however, no Grantor shall be required to pledge to the Collateral Agent (i) in excess of 65% of the voting Capital Stock of its direct Foreign Subsidiaries or any of the Capital Stock or interests of its indirect Foreign Subsidiaries if adverse tax consequences would result to the Borrower from such pledge, (ii) the Capital Stock of Calpine Pasadena Cogeneration, Inc. and Calpine Texas Cogeneration, Inc., to the extent the pledge thereof is prohibited by the documents governing the leveraged lease transaction under which Pasadena Cogeneration L.P. is the facility lessee, and such entities are not Debtors, (iii) the Capital Stock of Androscoggin Energy, LLC, Bethpage Energy Center 3, LLC, Calpine Canada Energy Finance ULC, Calpine Canada Energy Ltd., Calpine Merchant Services Company, Inc., Calpine Newark, LLC, Calpine Parlin, LLC and CPN Insurance Corporation, (iv) the stock of any Subsidiary that is not a Debtor owned by any Subsidiary that becomes a Debtor after the Closing Date to the extent such pledge would constitute a default under project documents, result in a right of refusal, call or put options being activated, or to the extent such entity is a debtor in another bankruptcy case in another jurisdiction, or insurance company or such grant of a security interest is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument, other document or any applicable shareholder or similar agreement relating thereto or conflicts with any applicable law and (v) any of the Capital Stock or assets of O.L.S. Energy-Agnews, Inc., Broad River Energy LLC, South Point Energy Center LLC, Calpine Greenleaf Holdings, Inc., Calpine Greenleaf, Inc. or Calpine Monterey Cogeneration, Inc.

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SECTION 3. Security for Obligations. This Agreement and the Collateral equally and ratably secure the prompt and complete payment and performance when due of the Obligations.

SECTION 4. Delivery of Pledged Collateral; Other Action. Promptly upon written request by the Collateral Agent (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Collateral Agent pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Upon the occurrence and during the continuance of any Secured Debt Default, the Collateral Agent shall have the right (for its benefit and for the ratable benefit of the Secured Parties), at any time in its discretion and without notice to the Grantors to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Collateral; provided, however, upon the cure or waiver of any and all such Secured Debt Default, the Collateral Agent shall (so long as no other Secured Debt Default or event which with the passage of time would constitute an Secured Default shall have in the interim occurred) at such Grantor’s sole expense, and within ten (10) Business Days, register the Pledged Collateral in the applicable Grantor’s name.

SECTION 5. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:

(a)      All of the Inventory and/or Equipment which constitutes Collateral having a book value greater than $1,000,000 is located in the United States. The chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 1 hereto.

(b)      Each Grantor’s exact legal name is that indicated on the signature pages hereof. Each Grantor is an organization of the type and is organized under the laws of the jurisdiction listed on Schedule 2 hereto. Schedule 2 hereto accurately sets forth each Grantor’s organizational identification number (or accurately states that it has none) and taxpayer identification number.

(c)      Each of the Grantors owns the Collateral free and clear of any Liens except (i) for the Liens created by this Agreement and the DIP Refinancing Order and (ii) the Liens permitted to be incurred under Section 6.2 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Collateral Agent relating to this Agreement and (y) in favor of any holder of a Lien permitted to be incurred under Section 6.2 of the Credit Agreement.

(d)      No Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedule 3 hereto. The registrations for the Collateral disclosed on such Schedule 3 hereto are valid and subsisting and in full force and effect to the extent they

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are material to the assets, properties, condition (financial or otherwise) or operations of the Grantors taken as a whole. None of the material Patents or Copyrights have been abandoned or dedicated to the extent they are material to the assets, properties, condition (financial or otherwise) or operations of the Grantors taken as a whole.

(e)      The Pledged Shares have been duly authorized and validly issued and, to the extent applicable, are fully paid and non-assessable. None of the Pledged Shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer are subject.

(f)       Each Grantor, as the case may be, is the legal and beneficial owner of the Pledged Shares as described on Schedule 4, free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and DIP Refinancing Order.

(g)      Except as disclosed on Schedule 4, the Pledged Shares described in Section l(k) hereof constitute all of the issued and outstanding shares of stock of each of the Issuers held by such Grantor and no Issuer that is a Grantor (and, to such Grantor’s knowledge, no Issuer that is not a Grantor) is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

(h)      Except for the DIP Refinancing Order, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors or (ii) for the perfection of the security interests or the exercise by the Collateral Agent of its rights and remedies hereunder except as may be required in connection with the pledge of the capital stock or other ownership interests of any Person that is not incorporated or organized in the United States and except with respect to Collateral held by a Grantor outside of the United States.

SECTION 6. Further Assurances.

(a)   Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral in accordance with the terms hereof. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors (i) hereby authorizes the Collateral Agent to file such initial financing or continuation statements, or amendments thereto, and (ii) will execute and file such other instruments or notices, in each case, as may be necessary, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

(b)   Each Grantor hereby authorizes the Collateral Agent to file one or more initial financing or continuation statements (including the description of the Collateral as “all assets” or

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“all personal property” of such Grantor), and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor.

(c)   Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

(d)   Each Grantor shall provide the Collateral Agent with at least ten (10) Business Days’ prior written notice of (i) any change in the name, organizational structure or jurisdiction of organization of such Grantor or (ii) a change in the organizational identification number of such Grantor. Each Grantor shall also promptly, but in any event within ten (10) days of receipt of an organizational identification number, if such Grantor did not previously have one, notify the Collateral Agent of the receipt thereof.

SECTION 7. As to Equipment and Inventory. Each Grantor shall:

(a)   Keep the Equipment and Inventory which constitute Collateral (other than Inventory sold in the ordinary course of business and Equipment and Inventory in transit, out for repair or maintained by an employee) at the places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Collateral Agent (for its benefit and the ratable benefit of the Secured Parties) with respect to such Equipment and Inventory.

(b)   Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment which constitutes Collateral, and make or cause to be made all necessary repairs, renewals and replacements thereof, to the extent not obsolete, surplus, uneconomical or negligible and consistent with past practice of such Grantor, as quickly as reasonably practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a material adverse effect on the assets, properties, condition (financial or otherwise) or operations of the Grantors, taken as a whole.

(c)   Until satisfaction in full of the Obligations (other than contingent indemnification Obligations after the repayment of all other Obligations and the termination of the Commitment), at any time when an Secured Debt Default has occurred and is continuing upon prior notice to the Borrower by the Collateral Agent in accordance with Section 7 of the Credit Agreement and the DIP Refinancing Order: (i) each Grantor will perform any and all reasonable actions requested by the Collateral Agent to enforce the Collateral Agent’s security interest in the Inventory and/or Equipment and all of the Collateral Agent’s rights hereunder, such as subleasing warehouses to the Collateral Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, using best efforts to obtain acknowledgments of bailees and delivering to the Collateral Agent warehouse receipts and documents of title in the Collateral Agent’s name; (ii) if any material amount of Inventory and/or Equipment is in the possession or control of any of the Grantor’s agents, contractors or processors or any other third party (other than in connection with a temporary relocation of such Collateral for a limited time such that the perfection of the security interests in such Collateral is

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not adversely affected thereby), each such Grantor will notify the Collateral Agent thereof and will notify such agents, contractors or processors or third party of the Collateral Agent’s security interest therein and use best efforts to obtain their acknowledgment thereof and, upon request, instruct them to hold all such Collateral for the Collateral Agent and such Grantor’s account, as their interests may appear, and subject to the Collateral Agent’s instructions; (iii) the Collateral Agent shall have the right to hold all Inventory and/or Equipment subject to the security interest granted hereunder; and (iv) the Collateral Agent shall have the right to take possession of the Inventory and/or Equipment or any part thereof and to maintain such possession on such Grantor’s premises or to remove any or all of such Collateral to such other place or places as the Collateral Agent desires in its sole discretion. If the Collateral Agent exercises its right to take possession of any or all of the Inventory and/or Equipment, such Grantor, upon the Collateral Agent’s demand, will assemble such Collateral to make it available to the Collateral Agent at such Grantor’s premises at which it is located.

SECTION 8. As to Accounts.

(a)   Each Grantor will hold and preserve records concerning the Accounts and chattel paper which evidence Accounts and will permit representatives of the Collateral Agent, at any time during normal business hours and upon reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with Section 5.6 of the Credit Agreement.

(b)   Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Secured Debt Default upon prior written notice to the Borrower by the Collateral Agent in accordance with the DIP Refinancing Order, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Secured Debt Default and upon prior written notice by the Collateral Agent in accordance with the DIP Refinancing Order, take (and at the direction of the Collateral Agent shall take) such action as the Grantors or the Collateral Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice of its intention to do so by the Collateral Agent to any Grantor in accordance with the DIP Refinancing Order, following the occurrence and during the continuation of an Secured Debt Default, the Collateral Agent shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Collateral Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the written notice referred to in the proviso to the preceding sentence, and unless and until (x) such notice is rescinded by the Collateral Agent by written notice to such Grantor or (y) an Secured Debt Default shall no longer be continuing (i) all amounts and proceeds (including instruments) received by such Grantor in

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respect of the Accounts shall be received in trust for the benefit of the Collateral Agent (for its benefit and for the ratable benefit of the Secured Parties) hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) if such Secured Debt Default shall have been cured or waived, released to the Grantors within ten (10) Business Days or (B) if such Secured Debt Default shall be continuing, applied as provided by Section 15(d), and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon without the consent of the Collateral Agent.

SECTION 9. As to Trademarks, Patents and Copyrights.

(a)   Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor’s business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless such failure to use a Trademark or invalidation is not reasonably likely to have a material adverse effect on the assets, properties, condition (financial or otherwise) or operations of the Grantors taken as a whole.

(b)   No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Collateral Agent immediately if it knows of any reason that any application or registration may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

(c)   Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain in all material respects each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings except where failure to so maintain is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

(d)   Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Collateral Agent at any time to evidence, perfect, maintain, record and enforce the Collateral Agent’s interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Collateral Agent to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Collateral Agent.

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SECTION 10. As to the Pledged Collateral; Voting Rights; Dividends; Etc.

(a)   So long as (i) no Secured Debt Default shall have occurred and be continuing or (ii) if an Secured Debt Default has occurred and is continuing, the Collateral Agent shall not have delivered prior notice to the Borrower in accordance with the DIP Refinancing Order:

(i)    the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that no such action may be taken that would be inconsistent with any Secured Debt Document;

(ii)  notwithstanding the provisions of Section 1 hereof, such Grantors shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral to the extent not in violation of the Secured Debt Documents; provided, that any and all

(A)  dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

(B)  dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

(C)  cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares;

shall be, and shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

(iii) the Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)   Upon the occurrence and during the continuance of an Secured Debt Default and upon prior notice to the Borrower by the Collateral Agent in accordance with the DIP Refinancing Order:

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(i)    upon written notice from the Collateral Agent to the Grantors (as applicable) to such effect, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

(ii)   all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this Section 9(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

After any and all Secured Debt Defaults have been cured or waived (provided that no event which would with the passage of time constitute an Secured Debt Default shall have in the interim occurred), (i) each Grantor shall have the right to exercise the voting, managerial and other consensual rights and powers that it would otherwise be entitled to pursuant to Section 9(a) hereof and receive the payments, proceeds, dividends, distributions, monies, compensation, property, assets, instruments or rights which it would have been authorized to receive and retain pursuant to Section 9(a) and (ii) within ten (10) Business Days after such cure or waiver, the Collateral Agent shall repay and deliver to each Grantor all cash and monies that such Grantor is entitled to retain pursuant to Section 9(a) which was not applied in repayment of the Obligations.

SECTION 11. Insurance. Each Grantor will comply with all the applicable provisions of the Secured Debt Documents with respect to the maintenance of insurance and proceeds thereof.

SECTION 12. Transfers to Others; Liens; Additional Shares. Each Grantor shall not:

(a)   Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for sales, assignments or other dispositions otherwise permitted by the Credit Agreement.

(b)   Create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any person or entity, except for the security interest created by this Agreement, the Secured Debt Documents or the DIP Refinancing Order, or except as otherwise permitted by the Secured Debt Documents.

(c)   Each of the Grantors (as applicable) agrees that it will (i) cause each of the Issuers that are Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Issuer, except to any Grantor and (ii) pledge hereunder, promptly upon its receipt thereof, any and all such additional shares of stock or other securities of each Issuer of the Pledged Shares, subject to the last sentence of Section 1 hereof.

SECTION 13. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor’s attorney-in-fact (which appointment

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shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent’s discretion, upon and during the occurrence and continuance of an Secured Debt Default and upon prior written notice to the Borrower by the Collateral Agent in accordance with the DIP Refinancing Order, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

(i)    to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11,

(ii)   to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

(iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above,

(iv) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same,

(v)   to exercise on behalf of each Grantor any rights, privileges and remedies under the Leveraged Lease Documents and to tender performance and take any other actions incidental thereto; and

(vi) to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

SECTION 14. Collateral Agent May Perform; Fees and Expenses. If any Grantor fails to perform any agreement contained herein after the expiration of any grace period provided for in the Secured Debt Documents, upon written notice to such Grantor in accordance with the DIP Refinancing Order, the Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable fees and expenses of the Collateral Agent and its Affiliates (including the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and its Affiliates, and of the Collateral Agent’s and its Affiliates’ internal and third-party consultants) shall be payable by the Grantors promptly after receiving written demand together with backup documentation supporting such reimbursement request.

SECTION 15. Collateral Agency.

(a)	Undertaking of the Collateral Agent.

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(i)    Subject to, and in accordance with the terms of the Credit Agreement, this Agreement and the other Security Documents, the Collateral Agent will, for the benefit solely and exclusively of the present and future Secured Parties:

(A)  accept, enter into, hold, maintain, administer and enforce all Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations under the Security Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents;

(B)  take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;

(C)  deliver and receive notices pursuant to the Security Documents;

(D)  sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Security Documents and its other interests, rights, powers and remedies;

(E)   remit as provided in Section 15(d) all cash proceeds, cash equivalents and other distributions of or in respect of Collateral received by it from the collection, foreclosure or enforcement of its interest in the Collateral under the Security Documents or any of its other interests, rights, powers or remedies;

(F)   execute and deliver amendments to this Agreement as from time to time authorized pursuant to Section 22; and

(G)  release any Lien granted to it by any Security Document upon any Collateral if and as required by Section 25.

(ii)  Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Agent set forth in Section 15(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Agent.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Collateral Agent will not commence, or consent to or otherwise sustain any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Obligations) unless and until it shall have been directed by written notice of an Act of Required Debtholders and then only in accordance with the provisions of this Agreement and the other Security Documents.

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(b)   Release of Liens. The Collateral Agent will not release any Lien of the Collateral Agent or consent to the release of any Lien of the Collateral Agent, except:

(i)	as permitted by Section 25; or

(ii)   as ordered pursuant to applicable law under a final order or judgment of a court of competent jurisdiction.

(c)   Enforcement of Liens. Each Secured Debt Representative hereby agrees to promptly notify the Collateral Agent in writing of any Secured Debt Default arising under such Secured Debt Representative’s Secured Debt Documents. If the Collateral Agent at any time receives written notice that any Secured Debt Default has occurred, the Collateral Agent will promptly deliver written notice thereof to the Borrower and each Secured Debt Representative. In the event any Secured Debt Representative, following the delivery of (and with reference to) any such notice, requests in writing that the Collateral Agent pursue any lawful action described in the immediately succeeding sentence, the Collateral Agent shall notify the Borrower and each other Secured Debt Representative thereof in writing and seek the consent of the Required Debtholders to pursue such action (it being understood that the Collateral Agent shall not be required to advise the Required Debtholders to pursue such action). Following receipt of any notice that a Secured Debt Default has occurred and until such time as it receives a notice by such Secured Debt Representative rescinding such Secured Debt Default, the Collateral Agent may await direction by an Act of Required Debtholders and will act, or decline to act, as directed by an Act of Required Debtholders, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Required Debtholders. Subsequent to the Collateral Agent delivering written notice to the Borrower and each Secured Debt Representative that any Secured Debt Default has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce its Liens thereunder, then, unless it has been directed to the contrary by an Act of Required Debtholders, the Collateral Agent in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Security Documents.

(d)	Application of Proceeds.

(i)    The Collateral Agent will apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in the following order of application:

FIRST, to the payment of all reasonable and documented costs and expenses incurred by the Collateral Agent in connection with such sale, collection or realization or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder on behalf of any

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Grantor and any other reasonable and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, to any Secured Party which has theretofore advanced or paid any fees to the Collateral Agent other than the cost and expenses referred to in clause First, an amount equal to reasonable and documented the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

THIRD, to the respective Secured Debt Representatives equally and ratably for application to the payment of all outstanding Obligations that are then due and payable, equally and ratably (which shall then be applied or held by each such Secured Debt Representative in such order as may be provided in the Secured Debt Documents governing the applicable Series of Debt), until the Discharge of Obligations has occurred; and

FOURTH, any surplus then remaining shall be paid to the Grantors or their successors or assigns or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(ii)   For purposes of this paragraph (d), “proceeds” of Collateral includes any and all cash, securities and other property realized from collection, foreclosure or enforcement of the Collateral Agent’s Liens upon the Collateral (including distributions of Collateral in satisfaction of any Obligations).

If any Secured Debt Representative or any holder of an Obligation collects or receives any proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the Obligations in accordance with this paragraph (d), such Secured Debt Representative or such Secured Party, as the case may be, will forthwith deliver the same to the Collateral Agent, for the account of the holders of the Obligations, to be applied in accordance with this paragraph (d). Until so delivered, such proceeds will be held by that Secured Debt Representative or that Secured Party, as the case may be, for the benefit of the Secured Parties.

(iii) This paragraph (d) is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Obligations, each present and future Secured Debt Representative and the Collateral Agent as holder of the Liens. The Secured Debt Representative of each future Series of Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Collateral Agent and each other Secured Debt Representative at the time of incurrence of such Series of Debt.

(iv) In connection with the application of proceeds pursuant to clause (i) above, except as otherwise directed by an Act of Required Debtholders, and subject to applicable law, the Collateral Agent may sell any non-cash proceeds for cash prior to the application of the proceeds thereof.

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(v)   Without limiting the foregoing, upon receipt of any of the monies referred to in clause (i) above, the Collateral Agent shall promptly provide written notice to each of the Borrower and Secured Debt Representative of the receipt of such monies. Within 10 Business Days after the receipt of such notice, each Secured Debt Representative shall give the Collateral Agent, with a copy to the Borrower, written certification by an authorized officer or representative thereof of the aggregate amount of the Obligations then outstanding owed by the Borrower or any other Grantor to the Secured Parties represented by such Secured Debt Representative under the applicable Secured Debt Documents to be certified to as presently due and owing after giving effect to the application of any other credit support, letters of credit, or debt service reserves in respect of such Obligations (and, promptly upon receipt thereof, the Collateral Agent shall provide a copy of each such certification to each other Secured Debt Representative). Unless otherwise directed by a court of competent jurisdiction or each Secured Debt Representative, the Collateral Agent shall use the information provided for in such notices as the basis for applying such monies in accordance with clause (i) above. Notwithstanding anything herein to the contrary, all calculations of any Secured Debt Representative’s share of the proceeds of any Collateral to be distributed hereunder shall be determined assuming that each Secured Debt Representative in respect of any Commodities Hedge Agreement shall have applied any other credit support, if any, to the Obligations in respect thereof owing to Secured Parties represented by such Secured Debt Representative if and to the extent the applicable Hedge Agreement permits such credit support to be applied toward such Obligations at such time.

(e)	Powers of the Collateral Agent.

(i)    The Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Security Documents and applicable law and to act as set forth in this Section 15 or as requested in any lawful directions given to it from time to time in respect of any matter by an Act of Required Debtholders.

(ii)   No Secured Debt Representative or Secured Party will have any liability whatsoever for any act or omission of the Collateral Agent (except to the extent otherwise provided in Section 16(n)).

(f)    Documents and Communications. The Collateral Agent will permit each Secured Debt Representative and each Secured Party upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Security Documents and other documents, notices, certificates, instructions or communications received by the Collateral Agent in its capacity as such.

(g)   For Sole and Exclusive Benefit of Secured Parties. Subject to the terms of the Security Documents, the Collateral Agent will accept, hold, administer and enforce all Liens granted to it, for the benefit of the Secured Parties, on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Agent, solely and exclusively for the benefit of the present and future holders of present and future Obligations, and will distribute all proceeds received by it in

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realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 15.

(h)	Hedging Obligations.

(i)    The Collateral Agent will act as agent hereunder with respect to each holder of Hedging Obligations both existing on the date hereof and incurred after the date hereof that:

(A)  holds Obligations in respect of Hedge Agreements that are identified as Obligations in accordance with the procedures set forth in clause (ii) below;

(B)  signs, through its designated Secured Debt Representative identified pursuant to clause (ii) below, a Joinder; and

(C)	delivers a Lien Sharing and Priority Confirmation.

(ii)  The Borrower will be permitted (i) to designate as a holder of Obligations hereunder Lenders or Affiliates of Lenders have entered into a Specified Swap Agreement on or prior to the date of this Agreement or who enter into Specified Swap Agreements after the date of this Agreement, in either case in compliance with the requirements of the Secured Debt Documents, and (ii) to designate as a holder of Obligations hereunder, the counterparties who have entered into Eligible Commodity Hedge Agreements on or prior to the date of this Agreement or who enter into Eligible Commodity Hedge Agreements after the date of this Agreement, in either case in compliance with the requirements of the Secured Debt Documents. The Borrower may effect such designation by delivering to the Collateral Agent, with copies to each previously identified Secured Debt Representative, each of the following:

(A)  an Officer’s Certificate stating that a Grantor has incurred (in the case of any such Obligations outstanding on the date hereof) or intends to incur additional Obligations (“Additional Obligations”) which is or will be either (A) a Specified Swap Agreement, or (B) an Eligible Commodity Hedge Agreement, and in each case certifying that the incurrence of such Additional Obligations is permitted and does not violate or result in any default under the Secured Debt Documents; and

(B)  a written notice specifying the name and address of the Secured Debt Representative for such series of Additional Obligations for purposes of Section 24.

Although the Borrower shall be required to deliver a copy of each of the foregoing to each then existing Secured Debt Representative, the failure to so deliver a copy of any such document to any Secured Debt Representative (other than the certification described in clause (A) above, which shall in all cases be required) shall not affect the status of such Obligations as Additional Obligations entitled to the benefits of this Agreement if the other requirements of this

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paragraph (h) are complied with. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Borrower or any other Grantor to incur Additional Obligations unless otherwise permitted by the terms of all applicable Secured Debt Documents.

SECTION 16. Immunities of the Collateral Agent.

(a)          No Implied Duty. The Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed or taken by it in this Agreement and the other Security Documents. The Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Security Documents.

(b)          Appointment of Agents and Advisors. The Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require.

(c)          Other Agreements. The Collateral Agent has accepted and is bound by the Security Documents executed by the Collateral Agent as of the date of this Agreement. The Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, Hedge Agreement or other agreement governing any Obligations (other than this Agreement and the other Security Documents).

(d)	Solicitations of Instructions.

(i)            The Collateral Agent may at any time solicit written confirmatory instructions, in the form of an Act of Required Debtholders, an Officer’s Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Security Documents.

(ii)          No written direction given to the Collateral Agent by an Act of Required Debtholders that in the sole judgment of the Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Security Documents will be binding upon the Collateral Agent unless the Collateral Agent elects, at its sole option, to accept such direction.

(e)          Exculpation. Neither the Collateral Agent nor any of its respective directors, officers, employees or agents shall be liable to any Secured Party or Grantor for any action taken or omitted to be taken by it under this Agreement or any other Security Document, or in connection herewith or therewith, except as provided herein and except for its own willful misconduct or gross negligence as determined in the final judgment of a court of competent jurisdiction, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Security Document, nor to make any inquiry respecting the performance by any Grantor of its

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Obligations. Any such inquiry which may be made by the Collateral Agent shall not obligate it to make any further inquiry or to take any action.

(f)           Documents in Satisfactory Form. The Collateral Agent will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form and with substantive provisions reasonably satisfactory to it and not inconsistent with the terms of this Agreement, the other Security Documents and the Credit Agreement.

(g)          Entitled to Rely. The Collateral Agent may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Borrower or any other Grantor in compliance with the provisions of this Agreement or delivered to it by any Secured Debt Representative as to the holders of Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature reasonably believed by it to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Security Documents has been duly authorized to do so (including for purposes of releasing any Collateral in accordance with the provisions of the applicable Secured Debt Document or Security Document). To the extent an Officer’s Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Agent in respect of any matter, the Collateral Agent may reasonably rely conclusively on such Officer’s Certificate or opinion of counsel as to such matter and such Officer’s Certificate or opinion of counsel shall be a full warranty and protection to the Collateral Agent for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Security Documents.

(h)          Secured Debt Default. The Collateral Agent will not be required to inquire as to the occurrence or absence of any Secured Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Secured Debt Default unless and until it is directed by an Act of Required Debtholders.

(i)           Actions by Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Security Documents, the Collateral Agent will act or refrain from acting as directed by an Act of Required Debtholders and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the holders of Obligations.

(j)           Security or Indemnity in favor of the Collateral Agent. The Collateral Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

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(k)          Rights of the Collateral Agent. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Agent and the terms of this Agreement or any of the other Security Documents do not unambiguously mandate the action the Collateral Agent is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Agent is in doubt as to what action it is required to take or not to take hereunder or under the other Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.

(l)	Limitations on Duty of Collateral Agent in Respect of Collateral.

(i)           The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof except as provided herein. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as determined in the final judgment of a court of competent jurisdiction.

(ii)          The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens granted to it, for the benefit of the Secured Parties, in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent as determined in the final judgment of a court of competent jurisdiction, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens granted to the Collateral Agent, for the benefit of the Secured Parties, upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or

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warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(m)         Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:

(i)           each of the parties thereto will remain liable under each of the Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;

(ii)          the exercise by the Collateral Agent of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Security Documents; and

(iii)        the Collateral Agent will not be obligated to perform any of the obligations or duties of any of the parties thereunder other than the Collateral Agent.

(n)          Indemnification. Each Secured Party agrees to indemnify the Collateral Agent in its capacity as such (to the extent not reimbursed by a Grantor and without limiting the obligation of a Grantor to do so), ratably according to the aggregate amounts of their respective Obligations on the date the activities giving rise to the Collateral Agent’s demand for indemnification occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of the Security Documents or this Agreement, or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing; provided, however, that the Secured Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent’s gross negligence, bad faith or willful misconduct as determined in a final judgment of a court of competent jurisdiction. The agreements in this paragraph (n) shall survive the repayment of the Obligations and all other amounts payable hereunder and under the other Secured Debt Documents and the removal or resignation of the Collateral Agent.

SECTION 17. Appointment and Resignation of the Collateral Agent.

(a)          Appointment of Collateral Agent. Each Secured Debt Representative on behalf of each Secured Party represented by it hereby appoints Credit Suisse, Cayman Islands Branch, as the Collateral Agent under and for purposes of each Security Documents and this Agreement, and each Secured Debt Representative on behalf of each Secured Party represented by it hereby authorizes Credit Suisse, Cayman Islands Branch, as the Collateral Agent, to take such actions on its behalf under the provisions of the Security Documents and this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents and this Agreement, together with such other powers as are reasonably incidental thereto.

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(b)          Resignation or Removal of Collateral Agent. Subject to the appointment of a successor Collateral Agent as provided in paragraph (c) below and the acceptance of such appointment by the successor Collateral Agent, the Collateral Agent may resign at any time by giving not less than 10 days’ written notice of resignation to each Secured Debt Representative and the Borrower.

(c)          Appointment of Successor Collateral Agent. Upon any such resignation, a successor Collateral Agent may be appointed by an Act of Required Debtholders; provided that any successor Collateral Agent replacing Credit Suisse may be appointed by the Administrative Agent and the Borrower. If no successor Collateral Agent has been so appointed and accepted such appointment within 10 days after the predecessor Collateral Agent gave notice of resignation or was removed, the retiring Collateral Agent may (at the expense of the Borrower), at its option, appoint a successor Collateral Agent, or petition a court of competent jurisdiction for appointment of a successor Collateral Agent, which must be a bank or trust approved by the Borrower:

(i)	authorized to exercise corporate agency powers;

(ii)          having a combined capital and surplus of at least $500,000,000;

(iii)	maintaining an office in New York, New York; and
(iv)	that is not a Secured Debt Representative.

The Collateral Agent will fulfill its obligations hereunder until a successor Collateral Agent meeting the requirements of this paragraph (c) has accepted its appointment as Collateral Agent and the provisions of paragraph (d) have been satisfied.

(d)          Succession. When the Person so appointed as successor Collateral Agent accepts such appointment:

(i)           such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Agent, and the predecessor Collateral Agent will be discharged from its duties and obligations hereunder; and

(ii)          the predecessor Collateral Agent will (at the reasonable expense of the Borrower) promptly transfer all Liens granted to the predecessor Collateral Agent, for the benefit of the Secured Parties, and collateral security within its possession or control to the possession or control of the successor Collateral Agent and will execute instruments and assignments as may be reasonably necessary or reasonably requested by the successor Collateral Agent to transfer to the successor Collateral Agent all Liens granted to the predecessor Collateral Agent, for the benefit of the Secured Parties, and all interests, rights, powers and remedies of the predecessor Collateral Agent in respect of the Security Documents.

Thereafter the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Section 17.

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(e)          Merger, Conversion or Consolidation of Collateral Agent. Any Person into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any Person succeeding to the business of the Collateral Agent shall be the successor of the Collateral Agent pursuant to paragraph (d) above, provided that (i) without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person shall be deemed to satisfy the eligibility requirements specified in paragraph (c) above and (ii) prior to any such merger, conversion or consolidation, the Collateral Agent shall have notified the Borrower and each Secured Debt Representative thereof in writing; provided that the predecessor Collateral Agent will remain entitled to enforce the immunities granted to it in Section 17.

SECTION 18. Remedies. If any Secured Debt Default shall have occurred and be continuing, upon prior written notice to the Borrower by the Collateral Agent in accordance with the DIP Refinancing Order, and subject to the provisions of and the priorities and other terms set forth in the DIP Refinancing Order:

(a)   The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to all parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten (10) days’ notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)   The Collateral Agent may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Collateral Agent of any other remedies under this Section.

(c)   The Collateral Agent may license, to the extent such Grantor has a right to issue such a license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine.

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(d)   The Collateral Agent may (without assuming any obligations or liability thereunder), at any time, enforce against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Collateral Agent from, and agrees to hold the Collateral Agent free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Collateral Agent.

(e)   In the event of any such license, assignment, sale or other disposition of the Collateral, or any part of it, upon the request of the Collateral Agent, each Grantor shall supply its know-how and expertise relating to the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights to the Collateral Agent or its designee.

(f)    In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Collateral Agent may, in compliance with this section, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

(g)   All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 15(d).

(h)   If at any time when the Collateral Agent shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 18, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the “Securities Act”), the Collateral Agent is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Collateral Agent, in compliance with applicable securities laws, (a) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (b) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (c) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Collateral Agent that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Collateral Agent may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Collateral Agent to cause (i) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such

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securities; and (ii) the issuance of stop transfer instructions to such Issuer’s transfer agent, if any, with respect to the Pledged Collateral, or, if such Issuer transfers its own securities, a notation in the appropriate records of such Issuer. In the event of any such sale, each Grantor does hereby consent and agree that the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Collateral Agent may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

(i)           In exercising rights and remedies with respect to the Collateral after the occurrence and during the continuation of a Secured Debt Default, the Secured Debt Representatives may, by an Act of Required Debtholders, instruct the Collateral Agent to enforce (or to refrain from enforcing) the provisions of the Secured Debt Documents in respect of the Obligations and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as the Collateral Agent may determine, unless otherwise directed by an Act of Required Debtholders, including:

(i)           the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral and/or the Obligations;

(ii)          the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(iii)        the exercise or forbearance from exercise of rights and powers of a holder of shares of stock or any other form of equity interests included in the Collateral to the extent provided in the Security Documents;

(iv)         the acceptance of the Collateral in full or partial satisfaction of the Obligations; and

(v)          the exercise or forbearance from exercise of all rights and remedies of a secured lender under the New York UCC or any similar law of any applicable jurisdiction or in equity.

SECTION 19. Indemnity and Expenses.

(a)   Each Grantor, jointly and severally, agrees to indemnify the Collateral Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities directly arising from the Collateral Agent’s own gross negligence, willful misconduct or bad faith.

(b)   The Grantors will promptly after receiving written demand, together with backup documentation supporting such reimbursement request, pay to the Collateral Agent the amount of any and all reasonable fees and reasonable out-of-pocket expenses of the Collateral Agent and its Affiliates (including the reasonable fees, disbursements and other charges of counsel to the Collateral Agent and its Affiliates and of the Collateral Agent’s and its Affiliates’ internal and third-party consultants) which the Collateral Agent and its Affiliates may incur in connection

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with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

(c)   The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights except to the extent such liability is a direct result of the Collateral Agent’s own gross negligence, willful misconduct or bad faith.

(d)   Each of the Grantors agrees that the Collateral Agent does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted directly from the gross negligence, willful misconduct or bad faith of the Collateral Agent, each of the Grantors hereby jointly and severally agree to indemnify and hold the Collateral Agent harmless with respect to any and all claims by any person relating thereto.

SECTION 20. Additional Grantors. Each Global Entity that is required to become a party to this Agreement pursuant to Section 5.11(b) of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

SECTION 21. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations other than Discharge of the Obligations.

SECTION 22. Amendments; Etc.

(a)          No amendment, supplement or other modification to the provisions of any Security Document will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Debtholders, except that:

(i)           any amendment, supplement or other modification that has the effect solely of adding or maintaining Collateral, securing additional Obligations that were otherwise permitted by the terms of the Secured Debt Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Agent therein will become effective when executed and delivered by the Borrower or any other applicable Grantor party thereto and the Collateral Agent;

(ii)          no amendment, supplement, waiver or other modification that reduces, impairs or adversely affects the right of any holder of Obligations:

(A)         to vote its Obligations as to any matter described as subject to an Act of Required Debtholders or a vote of the Required Debtholders (or

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which amends the provisions of this clause (ii) or the definition of “Act of Required Debtholders” or “Required Debtholders”),

(B)         to share in the order of application described in Section 15(d) in the proceeds of enforcement of or realization on any Collateral,

(C)         to require that Liens securing Obligations be released other than as set forth in the provisions described in Section 25,

will become effective without the consent of the requisite percentage or number of holders of each Series of Debt so affected under the applicable Secured Debt Documents; and

(iii)        no amendment or supplement that imposes any obligation upon the Collateral Agent or any Secured Debt Representative or adversely affects the rights of the Collateral Agent or any Secured Debt Representative, respectively, in its capacity as such will become effective without the consent of the Collateral Agent or such Secured Debt Representative, respectively.

(b)          Notwithstanding paragraph (a) above, the Collateral Agent and the Borrower (and/or each other applicable Grantor) may, without the consent of any Secured Party, enter into any amendment, supplement or other modification of a Security Document (other than this Agreement) to cure any ambiguity or to correct or supplement any provision in such document that may be inconsistent with any other provision of a Security Document or to further the intended purposes thereof.

(c)          The Collateral Agent will deliver a copy of each amendment, supplement or other modification to the Security Documents to each Secured Debt Representative upon request.

SECTION 23. Voting. In connection with any matter under this Agreement requiring a vote of the Secured Parties, each Series of Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Debt. The amount of Secured Debt to be voted by a Series of Debt will equal (1) the aggregate principal amount of Secured Debt held by such Series of Debt (including outstanding letters of credit (unless cash collateralized) whether or not then available or drawn, but excluding obligations under Hedge Agreements), plus (2) the aggregate Hedge Outstanding Amount under all Hedge Agreements, plus (3) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Debt. Following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Debt will cast all of its votes as a block in respect of any vote under this Agreement.

SECTION 24. Addresses for Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

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If to the Collateral Agent:	Credit Suisse Eleven Madison Avenue New York, NY 10010 Attention: Telephone No.: (212) Telecopy No.: (212)

If to the Borrower or any other Grantor:

Calpine Corporation

50 West San Fernando Street

San Jose, CA 95113

Attention:  Chief Financial Officer

Telecopier No.:   408-995-0505

with copies (which shall not constitute notice) to:

50 West San Fernando Street

San Jose, CA 95113

Attention:  General Counsel

Telecopier No.: 408-995-0505

If to the Administrative Agent:	Credit Suisse Eleven Madison Avenue New York, NY 10010 Attention: James Moran Telecopier No.: 212-743-1878

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested or by overnight air courier, to the relevant address set forth above. Failure to mail a notice or communication to a holder of Obligations or any defect in it will not affect its sufficiency with respect to other holders of Obligations.

SECTION 25. Continuing Security Interest.

(a)   This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until Discharge of the Obligations, (ii) be binding upon each of the Grantors, their successors and assigns and (iii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent, each Agent and each of the Secured Parties and their respective permitted successors, transferees and assigns.

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(b)   Notwithstanding anything to the contrary contained herein or in any other Secured Debt Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction permitted under the Credit Agreement or otherwise consented to as provided therein, or (ii) under the circumstances described in paragraph (c) below.

(c)   Upon the Discharge of the Obligations, the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(d)   For avoidance of doubt, (i) upon (x) any sale, assignment, disposition or other transfer by any of the Grantors of any Collateral that is permitted under the Credit Agreement, (y) the rejection or termination of any facility lease or surrender of any Designated Projects permitted under Section 6.5(a)(iii) of the Credit Agreement or, as to Clear Lake Cogeneration, L.P., the rejection or termination of the long-term steam supply agreement (the “Clear Lake Steam Agreement”) with Celanese Ltd. (“Celanese”) and Old World Industries, Inc. (“Old World”) or of the ground lease with Celanese related to Clear Lake, or (z) the effectiveness of any written consent to the release of the security interest granted by the Credit Agreement, the DIP Refinancing Order or hereby in any Collateral pursuant to Section 11.1 of the Credit Agreement, (A) the security interest in such Collateral (but not any proceeds thereof) shall be automatically released, and (B) as to (1) the rejection or termination of any facility lease in respect of, or the surrender of, any Designated Project (as defined in the Cash Collateral Order) which is the sole facility owned or leased by a Grantor, or (2) the rejection or termination of the ground lease with Celanese related to Clear Lake or the Clear Lake Steam Agreement, the guarantee obligations of such Grantor or Guarantor under the Credit Agreement and hereunder, and the security interests and the claims of the Secured Parties (including the Superpriority Claims) in respect thereof, shall be automatically released and upon a surrender of a Designated Project permitted under Section 6.5(a)(iii) of the Credit Agreement effected by way of foreclosure (consensual or otherwise) on the Capital Stock or assets of the relevant project debtor, the security interest in the assets (and Capital Stock to the extent necessary to permit a consensual surrender or foreclosure) of such project debtor, the guarantee obligations of such project debtor under the Credit Agreement and hereunder, and the Superpriority Claims of the Secured Parties in respect thereof, shall be automatically cancelled and released.

(e)   Upon any termination described above, the Collateral Agent will, at the Grantor’s expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, and the Collateral Agent shall be entitled to rely conclusively on, without independent investigation, a certificate of the applicable Grantor certifying that any specific sale, assignment, disposition or other transfer of any Collateral is permitted under the Credit Agreement.

SECTION 26. CCFC Collateral. Notwithstanding anything to the contrary set forth in this Agreement, at any time after CCFC Preferred Holdings, LLC and its Subsidiaries (the “CCFC Entities”) become Grantors under this Agreement in accordance with Section 5.11(b) of

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the Credit Agreement and grant Liens on all of their assets as Collateral hereunder (such Collateral of the CCFC Entities, the “CCFC Collateral”), the Collateral Agent, and by becoming parties to the Credit Agreement, the Secured Parties, agree that in the exercise of any rights and remedies under this Agreement or any other Loan Document, the Collateral Agent shall use its commercially reasonable efforts to exercise such rights and remedies first against Collateral other than the CCFC Collateral before exercising any such rights and remedies against the CCFC Collateral.

SECTION 27. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, and, to the extent applicable, the Bankruptcy Code.

SECTION 28. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

SECTION 29. Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

SECTION 30. Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Security Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court for the Southern District of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address set forth in Section 24 or at such other address of which the Collateral Trustee shall have been notified pursuant thereto;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.16 any special, exemplary, punitive or consequential damages.

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SECTION 31. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 32. Rights and Immunities of Secured Debt Representatives. The Administrative Agent will be entitled to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement and any future Secured Debt Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the applicable Secured Debt Documents with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Secured Debt Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

BORROWER

CALPINE CORPORATION

By:	/s/ Robert E. Fishman
Name: Robert E. Fishman
Title: Executive Vice President

GRANTORS:

AMELIA ENERGY CENTER, LP

ANTELOPE ENERGY CENTER, LLC (F/K/A “INLAND

EMPIRE PEAKER ENERGY CENTER, LLC”, F/K/A

“PHIPPS BEND ENERGY CENTER, LLC”)

ANACAPA LAND COMPANY, LLC

ANDERSON SPRINGS ENERGY COMPANY

ANDROSCOGGIN ENERGY, INC.

AUBURNDALE PEAKER ENERGY CENTER, LLC

AUGUSTA DEVELOPMENT COMPANY, LLC

AVIATION FUNDING CORP.

BAYTOWN ENERGY CENTER, LP

BAYTOWN POWER GP, LLC

BAYTOWN POWER, LP

BELLINGHAM COGEN, INC.

BETHPAGE FUEL MANAGEMENT INC.

BLUE HERON ENERGY CENTER, LLC

BLUE SPRUCE HOLDINGS, LLC

BROAD RIVER ENERGY LLC

BROAD RIVER HOLDINGS, LLC

CALGEN EQUIPMENT FINANCE COMPANY, LLC

CALGEN EQUIPMENT FINANCE HOLDINGS, LLC

CALGEN EXPANSION COMPANY, LLC

CALGEN FINANCE CORPORATION

CALGEN PROJECT EQUIPMENT FINANCE

COMPANY ONE, LLC

CALGEN PROJECT EQUIPMENT FINANCE

COMPANY THREE, LLC

CALGEN PROJECT EQUIPMENT FINANCE

COMPANY TWO, LLC

CALPINE ACADIA HOLDINGS, LLC

CALPINE ADMINISTRATIVE SERVICES

COMPANY, INC.

CALPINE AGNEWS, INC.

CALPINE AMELIA ENERGY CENTER GP, LLC

CALPINE AMELIA ENERGY CENTER LP, LLC

CALPINE AUBURNDALE HOLDINGS, LLC

CALPINE BAYTOWN ENERGY CENTER GP, LLC

CALPINE BAYTOWN ENERGY CENTER LP, LLC

CALPINE BETHPAGE 3 PIPELINE

CONSTRUCTION COMPANY, INC.

CALPINE BETHPAGE 3, LLC

CALPINE C*POWER, INC.

CALPINE CALGEN HOLDINGS, INC.

CALPINE CALIFORNIA DEVELOPMENT

COMPANY, LLC

CALPINE CALIFORNIA ENERGY FINANCE, LLC

CALPINE CALIFORNIA EQUIPMENT FINANCE

COMPANY, LLC

39

CALPINE CALISTOGA HOLDINGS, LLC

CALPINE CAPITAL TRUST

CALPINE CAPITAL TRUST I

CALPINE CAPITAL TRUST II

CALPINE CAPITAL TRUST III

CALPINE CAPITAL TRUST IV

CALPINE CAPITAL TRUST V

CALPINE CENTRAL TEXAS GP, INC.

CALPINE CENTRAL, INC.

CALPINE CENTRAL, L.P.

CALPINE CENTRAL-TEXAS, INC.

CALPINE CHANNEL ENERGY CENTER GP, LLC

CALPINE CHANNEL ENERGY CENTER LP, LLC

CALPINE CLEAR LAKE ENERGY GP, LLC

CALPINE CLEAR LAKE ENERGY, LP

CALPINE COGENERATION CORPORATION

CALPINE CORPUS CHRISTI ENERGY GP, LLC

CALPINE CORPUS CHRISTI ENERGY, LP

CALPINE DECATUR PIPELINE, INC.

CALPINE DECATUR PIPELINE, L.P.

CALPINE DIGHTON, INC.

CALPINE EAST FUELS, INC.

CALPINE EASTERN CORPORATION

CALPINE ENERGY SERVICES HOLDINGS, INC.

CALPINE FINANCE COMPANY

CALPINE FREESTONE ENERGY GP, LLC

CALPINE FREESTONE ENERGY, LP

CALPINE FREESTONE, LLC

CALPINE FUELS CORPORATION

CALPINE GAS HOLDINGS, LLC

CALPINE GENERATING COMPANY, LLC

CALPINE GEYSERS COMPANY, L.P.

CALPINE GILROY 1, INC.

CALPINE GILROY 2, INC.

CALPINE GILROY COGEN, L.P.

CALPINE GLOBAL SERVICES COMPANY, INC.

CALPINE GORDONSVILLE GP HOLDINGS, LLC

CALPINE GORDONSVILLE LP HOLDINGS, LLC

CALPINE GORDONSVILLE, LLC

CALPINE GREENLEAF HOLDINGS, INC.

CALPINE GREENLEAF, INC.

CALPINE HIDALGO DESIGN, L.P.

CALPINE HIDALGO ENERGY CENTER, L.P.

CALPINE HIDALGO HOLDINGS, INC.

CALIPNE HIDALGO POWER GP, LLC

CALPINE HIDALGO POWER, LP

CALPINE HIDALGO, INC.

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CALPINE INTERNATIONAL HOLDINGS, INC.

CALPINE INTERNATIONAL, LLC

CALPINE INVESTMENT HOLDINGS, LLC

CALPINE KENNEDY AIRPORT, INC.

CALPINE KENNEDY OPERATORS INC.

CALPINE KIA, INC.

CALPINE LEASING INC.

CALPINE LONG ISLAND, INC.

CALPINE LOST PINES OPERATIONS, INC.

CALPINE LOUISIANA PIPELINE COMPANY

CALPINE MAGIC VALLEY PIPELINE, INC.

CALPINE MONTEREY COGENERATION, INC.

CALPINE MVP, INC.

CALPINE NCTP GP, LLC

CALPINE NCTP, LP

CALPINE NORTHBROOK CORPORATION OF

MAINE, INC.

CALPINE NORTHBROOK ENERGY HOLDINGS, LLC

CALPINE NORTHBROOK ENERGY, LLC

CALPINE NORTHBROOK HOLDINGS

CORPORATION

CALPINE NORTHBROOK INVESTORS, LLC

CALPINE NORTHBROOK PROJECT HOLDINGS,

LLC

CALPINE NORTHBROOK SERVICES, LLC

CALPINE NORTHBROOK SOUTHCOAST

INVESTORS, LLC

CALPINE NTC, LP

CALPINE ONETA POWER I, LLC

CALPINE ONETA POWER II LLC

CALPINE ONETA POWER, L.P.

CALPINE OPERATIONS MANAGEMENT

COMPANY, INC.

CALPINE PASTORIA HOLDINGS, LLC

CALPINE PHILADELPHIA, INC.

CALPINE PITTSBURG, LLC

CALPINE POWER COMPANY

CALPINE POWER EQUIPMENT LP

CALPINE POWER MANAGEMENT, INC.

CALPINE POWER MANAGEMENT, LP

CALPINE POWER, INC.

CALPINE POWERAMERICA, INC.

CALPINE POWERAMERICA - CA, LLC

CALPINE POWERAMERICA - CT, LLC

CALPINE POWERAMERICA - MA, LLC

CALPINE POWERAMERICA - ME, LLC

CALPINE POWERAMERICA - NH, LLC

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CALPINE POWERAMERICA - NY, LLC

CALPINE POWERAMERICA - OR, LLC

CALPINE POWERAMERICA, LP

CALPINE PRODUCER SERVICES, L.P.

CALPINE PROJECT HOLDINGS, INC.

CALPINE PRYOR, INC.

CALPINE RUMFORD I, INC.

CALPINE RUMFORD, INC.

CALPINE SCHUYLKILL, INC.

CALPINE SISKIYOU GEOTHERMAL PARTNERS, L.P.

CALPINE SONORAN PIPELINE LLC

CALPINE STONY BROOK, INC.

CALPINE STONY BROOK OPERATORS, INC.

CALPINE STONY BROOK POWER MARKETING, LLC

CALPINE SUMAS, INC.

CALPINE TCCL HOLDINGS, INC.

CALPINE TEXAS PIPELINE GP, INC.

CALPINE TEXAS PIPELINE LP, INC.

CALPINE TEXAS PIPELINE, L.P.

CALPINE TIVERTON 1, INC.

CALPINE TIVERTON, INC.

CALPINE ULC I HOLDING, LLC

CALPINE UNIVERSITY POWER, INC.

CALPINE UNRESTRICTED FUNDING, LLC

CALPINE UNRESTRICTED HOLDINGS, LLC

CALPINE VAPOR, INC.

CARVILLE ENERGY LLC

CCFC DEVELOPMENT COMPANY, LLC

CCFC EQUIPMENT FINANCE COMPANY, LLC

CCFC PROJECT EQUIPMENT FINANCE COMPANY

ONE, LLC

CES GP, LLC

CGC DIGHTON, LLC

CHANNEL ENERGY CENTER, LP

CHANNEL POWER GP, LLC

CHANNEL POWER, LP

CLEAR LAKE COGENERATION LIMITED

PARTNERSHIP

COGENAMERICA ASIA INC.

COGENAMERICA PARLIN SUPPLY CORP.

COLUMBIA ENERGY LLC

CORPUS CHRISTI COGENERATION L.P.

CPN 3RD TURBINE, INC.

CPN ACADIA, INC.

CPN BERKS GENERATION, INC.

CPN BERKS, LLC

CPN BETHPAGE 3RD TURBINE, INC.

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CPN CASCADE, INC.

CPN CLEAR LAKE, INC.

CPN DECATUR PIPELINE, INC.

CPN ENERGY SERVICES LP, INC.

CPN ENERGY SERVICES GP, INC.

CPN FREESTONE, LLC

CPN FUNDING, INC.

CPN MORRIS, INC.

CPN OXFORD, INC.

CPN PIPELINE COMPANY

CPN PLEASANT HILL OPERATING, LLC

CPN PLEASANT HILL, LLC

CPN POWER SERVICES GP, LLC

CPN POWER SERVICES, LP

CPN PRYOR FUNDING CORPORATION

CPN TELEPHONE FLAT, INC.

DECATUR ENERGY CENTER, LLC

DEER PARK POWER GP, LLC

DEER PARK POWER, LP

DELTA ENERGY CENTER, LLC

DIGHTON POWER ASSOCIATES LIMITED

PARTNERSHIP

EAST ALTAMONT ENERGY CENTER, LLC

FOND DU LAC ENERGY CENTER, LLC

FONTANA ENERGY CENTER, LLC

FREESTONE POWER GENERATION, LP

GEC BETHPAGE INC.

GEOTHERMAL ENERGY PARTNERS, LTD.

GEYSERS POWER COMPANY II, LLC

GEYSERS POWER COMPANY, LLC

GEYSERS POWER I COMPANY

GOLDENDALE ENERGY CENTER, LLC

HAMMOND ENERGY LLC

HILLABEE ENERGY CENTER, LLC

IDELWILD FUEL MANAGEMENT CORP.

JMC BETHPAGE, INC.

KIAC PARTNERS

LAKE WALES ENERGY CENTER, LLC

LAWRENCE ENERGY CENTER, LLC

LONE OAK ENERGY CENTER, LLC

LOS ESTEROS CRITICAL ENERGY FACILITY, LLC

LOS MEDANOS ENERGY CENTER LLC

MAGIC VALLEY GAS PIPELINE GP, LLC

MAGIC VALLEY GAS PIPELINE, LP

MAGIC VALLEY PIPELINE, L.P.

MEP PLEASANT HILL, LLC

MOAPA ENERGY CENTER, LLC

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MOBILE ENERGY LLC

MODOC POWER, INC.

MORGAN ENERGY CENTER, LLC

MOUNT HOFFMAN GEOTHERMAL COMPANY, L.P.

MT. VERNON ENERGY LLC

NEWSOUTH ENERGY LLC

NISSEQUOGUE COGEN PARTNERS

NORTHWEST COGENERATION, INC.

NTC FIVE, INC.

NTC GP, LLC

NUECES BAY ENERGY LLC

O.L.S. ENERGY-AGNEWS, INC.

ODYSSEY LAND ACQUISITION COMPANY

PAJARO ENERGY CENTER, LLC

PASTORIA ENERGY CENTER, LLC

PASTORIA ENERGY FACILITY, L.L.C.

PHILADELPHIA BIOGAS SUPPLY, INC.

PINE BLUFF ENERGY, LLC

POWER INVESTORS, L.L.C.

QUINTANA CANADA HOLDINGS, LLC

RUMFORD POWER ASSOCIATES LIMITED

PARTNERSHIP

RUSSELL CITY ENERGY CENTER, LLC

SAN JOAQUIN VALLEY ENERGY CENTER, LLC

SILVERADO GEOTHERMAL RESOURCES, INC.

SOUTH POINT ENERGY CENTER, LLC

SOUTH POINT HOLDINGS, LLC

STONY BROOK COGENERATION, INC.

STONY BROOK FUEL MANAGEMENT CORP.

SUTTER DRYERS, INC.

TBG COGEN PARTNERS

TEXAS CITY COGENERATION, L.P.

TEXAS COGENERATION COMPANY

TEXAS COGENERATION FIVE, INC.

TEXAS COGENERATION ONE COMPANY

THERMAL POWER COMPANY

TIVERTON POWER ASSOCIATES LIMITED

PARTNERSHIP

TOWANTIC ENERGY, L.L.C.

VEC HOLDINGS, LLC

VENTURE ACQUISITION COMPANY

VINEYARD ENERGY CENTER, LLC

WAWAYANDA ENERGY CENTER, LLC

WHATCOM COGENERATION PARTNERS, L.P.

ZION ENERGY LLC

44

By:	/s/ Robert E. Fishman
Name: Robert E. Fishman
Title: Vice President or Executive Vice
President, as applicable

45

CALPINE OPERATING SERVICES COMPANY,

INC.

THOMASSEN TURBINE SYSTEMS AMERICA,

INC.

By:	/s/ Eric N. Pryor
Name: Eric N. Pryor
Title: Senior Vice President

46

CALPINE CONSTRUCTION MANAGEMENT COMPANY, INC.

CALPINE POWER SERVICES, INC.

By:	/s/ B. N. Gaglia
Name: B. N. Gaglia
Title: Vice President

47

CALPINE ENERGY SERVICES, LP

By:	/s/ Thomas N. May
Name: Thomas N. May
Title: President

COLLATERAL AGENT:

CREDIT SUISSE, Cayman Islands Branch

as Collateral Agent

By:	/s/ James Moran
Name: James Moran
Title: Managing Director

By:	/s/ Nupur Kumar
Name: Nupur Kumar
Title: Associate

ANNEX 1

ASSUMPTION AGREEMENT, dated as of ________________, 200_, made by ______________________________ (the “Additional Grantor”), in favor of Credit Suisse, as Collateral Agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Lenders”) parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H :

WHEREAS, Calpine Corporation (the “Borrower”), the Lenders and the Collateral Agent have entered into the Revolving Credit, Term Loan and Guarantee Agreement, dated as of March 29, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and the Guarantors (other than the Additional Grantor) have entered into the Security and Pledge Agreement, dated as of March 29, 2007 (as amended, supplemented or otherwise modified from time to time, the “Security and Pledge Agreement”) in favor of the Collateral Agent for its benefit and the ratable benefit of the Lenders;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security and Pledge Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security and Pledge Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Security and Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 20 of the Security and Pledge Agreement, hereby becomes a party to the Security and Pledge Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Security and Pledge Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Security and Pledge Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

ANNEX 2

to Security and Pledge Agreement

FORM OF JOINDER

The undersigned, _____________________, a _______________, hereby agrees to become party as Secured Debt Representative under the Security and Pledge Agreement, dated as of March 29, 2007 (the “Agreement”), among Credit Suisse, as Administrative Agent under the Credit Agreement (as defined therein), each counterparty under a Hedge Agreement (as defined therein), and Credit Suisse, as Collateral Agent, as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Agreement as fully as if the undersigned had executed and delivered the Agreement as of the date thereof.

The provisions of the Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers or representatives as of ___________________, 20____.

[___________________________________]

By:
Name:
Title: